                                                                      Exhibit 12
                                                                     Page 1 of 2
                 THE COLUMBIA GAS SYSTEM, INC. AND SUBSIDIARIES

                Statements of Ratio of Earnings to Fixed Charges
                                ($ in millions)


                                                    Twelve Months
                                                 Ended September 30,
                                             ----------------------------
                                                  1995          1994
                                                  ----          ----
Consolidated Income (Loss) from
  Continuing Operations before Income
  Taxes and Cumulative Effect of
  Accounting Change . . . . . . . . . . . .       400.5          410.5

Adjustments:
  Interest during construction  . . . . . .           -              -
  Distributed (Undistributed) equity
    income  . . . . . . . . . . . . . . . .        (9.4)          (1.4)
  Fixed charges   . . . . . . . . . . . . .        22.5           20.5
                                                ---------     ---------
    Earnings Available  . . . . . . . . . .       413.6          429.6
                                                ---------     ---------

Fixed Charges:
  Interest on long-term and
    short-term debt . . . . . . . . . . . .         0.4            0.7
  Other interest  . . . . . . . . . . . . .        22.1           19.8
                                                ---------     ---------
    Total Fixed Charges before
      Adjustments*,** . . . . . . . . . . .        22.5           20.5
                                                ---------     ---------

Adjustments:
  Gain/(Loss) on reacquired debt  . . . . .           -              -
                                                ---------     ---------
    Total Fixed Charges . . . . . . . . . .        22.5           20.5
                                                ---------     ---------

Ratio of Earnings Before Taxes
  to Fixed Charges  . . . . . . . . . . . .       18.38          20.96
                                                =========     =========


                                                                       Twelve Months
                                                                     Ended December  31,
                                                -------------------------------------------------------------
                                                 1994         1993           1992         1991           1990
                                                 ----         ----           ----         ----           ----
Consolidated Income (Loss) from
  Continuing Operations before Income
  Taxes and Cumulative Effect of
  Accounting Change . . . . . . . . . . . .      392.2         288.1         161.4     (1,205.8)         162.6

Adjustments:
  Interest during construction  . . . . . .          -            -              -         (3.4)         (10.0)
  Distributed (Undistributed) equity
    income  . . . . . . . . . . . . . . . .       (0.9)        (0.1)          (0.1)        (2.4)           2.9
  Fixed charges   . . . . . . . . . . . . .       14.8        101.5           13.7        139.9          182.5
                                              ---------     --------      ---------    ---------      ---------
    Earnings Available  . . . . . . . . . .      406.1        389.5          175.0     (1,071.7)         338.0
                                              ---------     --------      ---------    ---------      ---------

Fixed Charges:
  Interest on long-term and
    short-term debt . . . . . . . . . . . .        0.7          3.1            4.9        112.4          170.6
  Other interest  . . . . . . . . . . . . .       14.1         98.4            8.8         27.6           10.5
                                              ---------     --------      ---------    ---------      ---------
    Total Fixed Charges before
      Adjustments*,** . . . . . . . . . . .       14.8        101.5           13.7        140.0          181.1
                                              ---------     --------      ---------    ---------      ---------

Adjustments:
  Gain/(Loss) on reacquired debt  . . . . .          -            -              -         (0.1)           1.4
                                              ---------     --------       --------    ---------      ---------
    Total Fixed Charges . . . . . . . . . .       14.8        101.5           13.7        139.9          182.5
                                              ---------     --------       --------    ---------      ---------

Ratio of Earnings Before Taxes
  to Fixed Charges  . . . . . . . . . . . .      27.44         3.84           12.77      N/A(a)           1.85
                                             ==========     ========       ========    =========      =========


(a) To achieve a one-to-one coverage, the Corporation would need an additional $1,211.6 million of earnings.

 * This amount excludes approximately $261 million interest expense not recorded in the twelve months ended September 30, 1995, $222 million interest expense not recorded in the twelve months ended September 30, 1994, $230 million, $210 million, $204 million and $86 million of interest expenses not recorded for the twelve months ended 1994, 1993, 1992 and 1991, respectively. Reference is made to the Statements of Consolidated Income for the quarterly period ended September 30, 1995, as reported on Form 10-Q and to Note 2 of Notes to Consolidated Financial Statements of the Corporation's Annual Report on Form 10-K for the year ended December 31, 1994.


** This amount excludes $8.6 million of interest expense not recorded with respect to the registrant's guarantee of LESOP Trust's debentures for each of the twelve months ended September 30, 1995 and September 30, 1994, respectively. Also excluded are $8.6 million, $8.6 million, $8.6 million and $15.5 million of interest expense not recorded with respect to the registrant's guarantee of LESOP Trust's debentures for the twelve months ended December 31, 1994, 1993, 1992, and 1991, respectively.

                                                                      Exhibit 12
                                                                     Page 2 of 2

                 THE COLUMBIA GAS SYSTEM, INC. AND SUBSIDIARIES

           Statements of Adjusted Ratio of Earnings to Fixed Charges
                                ($ in millions)


                                                       Twelve Months
                                                     Ended September 30,
                                                ----------------------------

                                                  1995              1994
                                                  ----              ----
Consolidated Income (Loss) from
  Continuing Operations before Income
  Taxes and Cumulative Effect of
  Accounting Change . . . . . . . . . . . .         400.5             410.5

Adjustments:
  Interest during construction  . . . . . .          (5.4)             (3.0)
  Distributed (Undistributed) equity
    income  . . . . . . . . . . . . . . . .          (9.4)             (1.4)
  Fixed charges, excluding interest not
    recorded  . . . . . . . . . . . . . . .          22.5              20.5
                                                  --------         ---------
    Earnings Available  . . . . . . . . . .         408.2             426.6
                                                  --------         ---------

Fixed Charges:
  Interest on long-term and short-term
    debt  . . . . . . . . . . . . . . . . .           0.4               0.7
  Interest not recorded *,**. . . . . . . .         269.8             230.5
  Other interest  . . . . . . . . . . . . .          22.1              19.8
                                                ----------         ---------
    Total Fixed Charges before
      Adjustments . . . . . . . . . . . . .         292.3             251.0
                                                ----------         ---------

Adjustments:
  Gain/(Loss) on reacquired debt  . . . . .             -                 -
                                                ----------        ----------
    Total Fixed Charges . . . . . . . . . .         292.3             251.0
                                                ----------        ----------

Ratio of Earnings Before Taxes
  to Fixed Charges  . . . . . . . . . . . .          1.40              1.70
                                                  ========         ========


                                                                                  Twelve Months
                                                                                Ended December  31,
                                               ------------------------------------------------------------------------------------

                                                   1994              1993             1992            1991              1990
                                                   ----              ----             ----            ----              ----
Consolidated Income (Loss) from
  Continuing Operations before Income
  Taxes and Cumulative Effect of
  Accounting Change . . . . . . . . . . . .         392.2            288.1            161.4         (1,205.8)           162.6

Adjustments:
  Interest during construction  . . . . . .          (4.1)            (3.1)            (4.0)            (3.4)           (10.0)
  Distributed (Undistributed) equity
    income  . . . . . . . . . . . . . . . .          (0.9)            (0.1)            (0.1)            (2.4)             2.9
  Fixed charges, excluding interest not
    recorded  . . . . . . . . . . . . . . .          14.8            101.5             13.7            139.9            182.5
                                                 ---------         --------        ---------        ---------        ---------
    Earnings Available  . . . . . . . . . .         402.0            386.4            171.0         (1,071.7)           338.0
                                                 ---------         --------        ---------        ---------        ---------

Fixed Charges:
  Interest on long-term and short-term
    debt  . . . . . . . . . . . . . . . . .           0.7              3.1              4.9            112.4            170.6
  Interest not recorded *,**. . . . . . . .         238.2            218.7            213.1            101.5                -
  Other interest  . . . . . . . . . . . . .          14.1             98.4              8.8             27.6             10.5
                                                ----------         --------        ---------        ---------        ---------
    Total Fixed Charges before
      Adjustments . . . . . . . . . . . . .         253.0            320.2            226.8            241.5            181.1
                                                ----------         --------        ---------        ---------        ---------

Adjustments:
  Gain/(Loss) on reacquired debt  . . . . .             -                -                -             (0.1)             1.4
                                                 ---------         --------        ---------        ---------        ---------
    Total Fixed Charges . . . . . . . . . .         253.0            320.2            226.8            241.4            182.5
                                                 ---------         --------        ---------        ---------        ---------

Ratio of Earnings Before Taxes
  to Fixed Charges  . . . . . . . . . . . .          1.59             1.21             0.75           N/A(a)             1.85
                                                =========         ========         ========        =========        =========

(a) To achieve a one-to-one coverage, the Corporation would need an additional $1,313.1 million of earnings.

 * This amount includes approximately $261.2 million interest expense not recorded in the twelve months ended September 30, 1995, $221.9 million interest expense not recorded in the twelve months ended September 30, 1994, $229.6 million, $210.1 million, $204.5 million and $86.0 million of interest expense not recorded for the twelve months ended 1994, 1993, 1992 and 1991, respectively. Reference is made to the Statements of Consolidated Income for the quarterly period ended September 30, 1995, as reported on Form 10-Q and to Note 2 of Notes to Consolidated Financial Statements of the Corporation's Annual Report on Form 10-K for the year ended December 31, 1994.


** This amount includes $8.6 million of interest expense not recorded with respect to the registrant's guarantee of LESOP Trust's debentures for each of the twelve months ended September 30, 1995 and September 30, 1994, respectively. Also included are $8.6 million, $8.6 million, $8.6 million, and $15.5 million of interest expense not recorded with respect to the registrant's guarantee of LESOP Trust's debentures for the twelve months ended December 31, 1994, 1993, 1992, and 1991, respectively.